Harbor Custom Development, Inc. Announces Executive Team Transition

Sterling Griffin, Strategic Advisor Jeff Habersetzer, Interim CEO and President
TACOMA, Wash., May 11, 2023, (GLOBENEWSWIRE) -- Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) ("Harbor," "Harbor Custom Homes®," or the "Company"), a real estate company involved in all aspects of the land development cycle, today announced that Sterling Griffin, Chief Executive Officer, President and Chairman of the Board of Directors, will be retiring from all roles with the Company effective July 12, 2023. Mr. Griffin will serve as a non-executive strategic advisor through January 12, 2025.

Jeff Habersetzer, who serves as Harbor’s Chief Operating Officer, General Counsel, and Corporate Secretary, is expected to be named Interim Chief Executive Officer and Interim President effective July 12, 2023. Mr. Habersetzer brings an extensive background in the real estate industry and previously owned a legal practice specializing in real estate and corporate law.

In connection with the transition, the Company expects to appoint Lance Brown, Harbor’s Chief Financial Officer, to an expanded role as Interim Chief Operating Officer. Mr. Brown will maintain his current role as Chief Financial Officer and facilitate a smooth transition and continuity of operational leadership.

Mr. Griffin stated, “Harbor was founded as a small private builder and developer in Western Washington and is now a full-service publicly traded real estate company with assets in multiple states. I am thankful to all the employees, customers, suppliers, business partners, and investors for their support these past years. I am confident in the direction and future of the Company under Jeff’s leadership.”

Karen Bryant, Lead Independent Director followed, “The Board appreciates Sterling’s vision in the development of Harbor since its inception. He has been instrumental in driving our vision, strategy, and direction toward achieving growth. The Board is thankful for his continued support as a strategic advisor. We are pleased to have Jeff and Lance continue in their roles with the expectation to elevate their positions in the interim roles as we advance to the next stage of the Company.”

Mr. Habersetzer commented, “I am honored to take on this important role of Interim CEO and President, and am thankful for the confidence the Board has placed in me. While I am proud of our great Company and what our team has accomplished to date, there is still much work to be done. Our collective team is aligned and laser-focused on achieving our immediate and long-term business objectives. As we move forward, my top priority is to get us back on the path to stability and restore public trust in the HCDI brand. Our business objectives are within reach, and by utilizing our current and future asset base, I am confident in our ability to increase shareholder value.”

About Harbor Custom Development, Inc.
Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle, including land acquisition, entitlements, construction of project infrastructure, home and apartment building, marketing, and sales of various residential projects in Western Washington's Puget Sound region; Sacramento, California; Austin, Texas and Punta Gorda, Florida. As a land developer and builder of apartments, and single-family luxury homes, Harbor Custom Development's business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views or convenient access to freeways and public transportation to develop and sell residential lots, new home communities, and multi-story apartment properties within a 20 to 60-minute commute of the nation's fastest-growing metro employment corridors.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations
Hanover International
IR@harborcustomdev.com
866-744-0974